As filed with the Securities and Exchange Commission on June 19, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under The Securities Act of 1933

WAGEWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3351864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Park Place, 4th Floor

San Mateo, California 94403

(650) 577-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kimberly L. Wilford, Esq.

Senior Vice President, General Counsel and Corporate Secretary

WageWorks, Inc.

1100 Park Place, 4th Floor

San Mateo, California 94403

(650) 577-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq.

Mark B. Baudler, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock $0.001 par value per share	2,875,000 shares	$71.20	$204,700,000	$23,725

(1)	Includes shares that the Underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported by the New York Stock Exchange on June 15, 2017.

Prospectus

2,875,000 Shares

Common Stock

We or any selling stockholder may offer from time to time, in one or more offerings, up to an aggregate amount of 2,875,000 shares of common stock. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus.

This prospectus provides a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide the specific terms of the offered securities in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the related offering. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We urge you to carefully read this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we incorporate by reference before you make an investment decision.

We or any selling stockholder may sell the securities to or through one or more underwriters, to other purchasers, through dealers or agents, or through a combination of these methods on an immediate, continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WAGE.”

Investing in our securities involves risks. See “Risk Factors” on page 3 and similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 19, 2017

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act). Under this shelf registration process, we or the selling stockholders to be named in a supplement to this prospectus may, at any time and from time to time, sell the securities described herein.

This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change information contained in this prospectus or in any documents that we have incorporated by reference herein. Accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement or any related free writing prospectus.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, the net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “WageWorks,” the “Company,” “we,” “us” and “our” refer to WageWorks, Inc. and its subsidiaries, unless otherwise specified.

i

WAGEWORKS

We are a leader in administering Consumer-Directed Benefits, or CDBs, which empower employees to save money on taxes and provide corporate tax advantages for employers. We are solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts, or HSAs, health and dependent care Flexible Spending Accounts, or FSAs, Health Reimbursement Arrangements, or HRAs, as well as Commuter Benefit Services, including transit and parking programs, wellness programs, Consolidated Omnibus Budget Reconciliation Act, or COBRA, and other employee benefits.

We run our services primarily on three enterprise platforms that have been designed to be highly scalable based on an on-demand delivery model that employer clients and their employee participants may access through a standard web browser on any internet-enabled device, including computers, smart phones and other mobile devices, such as tablet computers. Our on-demand delivery model eliminates the need for our employer clients to install and maintain hardware and software in order to support CDB programs and enables us to rapidly implement product enhancements across our entire user base. We closely monitor utilization of all aspects of our platforms for capacity planning purposes. Our existing infrastructure has been designed with sufficient capacity to meet our current and planned future needs.

Our CDB programs assist employees and their families in saving money by using pre-tax dollars to pay for certain expenses related to their healthcare, dependent care and commuter expenses. Employers financially benefit from our programs through reduced payroll taxes. Under our HSA, FSA and commuter programs, employee participants contribute funds from their pre-tax income to pay for qualified out-of-pocket healthcare expenses not fully covered by insurance, such as co-pays, deductibles and over-the-counter medical products or for commuting costs.

We price our services based on the estimated number and types of claims, whether payment processing and client support activities will be provided within or outside of the United States, the estimated number of calls to our customer support center and any specific client requirements. In addition, we derive a portion of our revenues from interchange fees that we receive when employee participants use the prepaid debit cards we provide to them for healthcare and commuter expenses. Our clients include many of the Fortune 100 and Fortune 500, as well as many small-and-medium-sized businesses, or SMBs.

At January 31, 2017, we had approximately 6.5 million employee participants from approximately 100,000 employer clients. In 2016, employee participants used approximately 5.9 million WageWorks prepaid debit cards. Our participant counts do not include our TransitChek Basic program participants, as that fare media is shipped directly to employers which then distribute the products to their employee’s based on demand. We believe that January 31 is the most appropriate point-in-time measurement date for annual plan metrics. Although plan changes and the entry and exit of employers and participants from our programs are usually decided late in the calendar year during open enrollment to be effective on January 1, it is not unusual for employers to still be submitting updated files of participants in early January. While updates can be delayed past January, any changes from such late updates are usually minimal. Consequently, we believe the January 31 point-in-time measurement date is the most appropriate date to use as a baseline.

We were incorporated in Delaware in 2000. Our principal executive offices are located at 1100 Park Place, 4th Floor, San Mateo, CA 94403, U.S.A., and our telephone number is 1 (650) 577-5200. Our website address is www.wageworks.com. Information contained on our website is not incorporated by reference in this prospectus, and should not be considered to be part of this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein contain forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases, or the negative of those expressions or phrases, identify forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained or incorporated by reference in this prospectus and any prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ.

You should refer to the “Risk Factors” section of this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein will prove to be accurate. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, which although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Other unknown or unpredictable factors could also harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. As a result of the factors described in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, we undertake no obligation to publicly disclose any revisions to these forward-looking statements to reflect events or circumstances occurring subsequent to the filing of such document.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and in documents that we incorporate by reference herein or therein, you should carefully consider the risks in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making a decision about investing in our securities. The risks and uncertainties described in these documents are not the only ones facing us. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes, including strategic acquisitions, channel partner arrangements, capital expenditures and operating costs. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily in short- and intermediate-term, interest bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government until we use them for their stated purpose. We are not currently in negotiations with any potential targets; however, we may elect to use the proceeds from the sale of the offered securities to acquire assets and businesses in our industry that from time to time become available to us provided that such acquisitions are deemed to be in our and our stockholders best interest by our board of directors.

We will not receive any of the proceeds from any sale of securities by any selling stockholders.

DESCRIPTION OF THE SECURITIES

We or any selling stockholder may issue from time to time, in one or more offerings, shares of our common stock, par value $0.001 per share.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, and other offering material, relating to such offer.

LEGAL MATTERS

In connection with offerings of particular securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by our counsel, Wilson Sonsini Goodrich &

Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed upon for us, the selling stockholders, or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of WageWorks, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of assets acquired and liabilities assumed of the ADP COBRA/CHSA Business (the “Business”) as of June 30, 2016 and 2015 and the related statements of revenues and direct expenses for each of the three years in the period ended June 30, 2016 incorporated in this registration statement by reference from the Wage Works, Inc. Current Report on Form 8-K/A filed on February 3, 2017 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph indicating the abbreviated financial statements are not intended to be a complete presentation of the financial position or results of operations of the Business), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference in this prospectus from the date we file the document containing such information. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference in this prospectus are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017;

•

The information from our definitive proxy statement on Schedule 14A, filed with the SEC on March 17, 2017, to the extent incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2016;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 4, 2017;

•

Our Current Reports on Form 8-K, filed with the SEC on November 28, 2016 (as amended by that Amendment No. 1 to the Current Report on Form 8-K filed on November 28, 2016, filed with the SEC on February 3, 2017), March 13, 2017, April 5, 2017 (as amended by that Amendment No. 1 to the Current Report on Form 8-K filed on April 5, 2017, filed with the SEC on April 6, 2017), April 21, 2017, May 1, 2017 and June 19, 2017; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-35232), filed with the SEC on July 12, 2011, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (excluding exhibits, unless specifically incorporated by reference), at no cost, by directing such request to:

WageWorks, Inc.

1100 Park Place, 4th Floor

San Mateo, California 94403

Attention: General Counsel

(650) 577-5200

generalcounsel@wageworks.com

These documents are also available on the Investor Relations section of our website, which is located at http://www.wageworks.com, or as described under “Where You Can Find Additional Information” below. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934. We therefore file periodic reports, current reports, proxy statements and other information with the SEC. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operations of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.wageworks.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Our common stock is quoted on the New York Stock Exchange under the symbol “WAGE” and you may inspect reports and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

We have filed a registration statement on Form S-3 regarding this offering with the SEC under the Securities Act. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, certain items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. You should refer to the registration statement and its exhibits to read that information. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached exhibits to the registration statement for a more complete description thereof.

WAGEWORKS, INC.

2,875,000 SHARES

COMMON STOCK

PROSPECTUS

June 19, 2017

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, the registrant will pay any selling commissions and brokerage fees and any applicable taxes, fees and disbursements with respect to securities registered hereby sold by the registrant. All of the amounts shown are estimates.

Securities and Exchange Commission registration fee		$23,725
Trustee’s and transfer agent’s fees and expenses			*
Legal fees and expenses (including Blue Sky fees)		265,000
Accounting fees and expenses		248,500
Printing and engraving expenses			*
New York Stock Exchange listing fees			*
Rating agency fees			*
Miscellaneous expenses			*

Total	$		*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Our Bylaws provide for mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL. We have entered into indemnification agreements with our directors and certain of our officers. The indemnification agreements provide directors and elected officers with further indemnification to the maximum extent permitted by the DGCL.

Item 16. Exhibits

Exhibit Number			Incorporated by Reference
		Description	Form	File No.	Exhibit	Filing Date

1.1	*	Form of Underwriting Agreement

4.1		Specimen common stock certificate of Registrant	S-1	333-173709	4.1	07/19/2011

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1		Power of Attorney (see page II-4 of this Form S-3)

*	To be filed as an exhibit to a Current Report on Form 8-K or on any other proper Form and incorporated by reference, if applicable.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 19th day of June, 2017.

WAGEWORKS, INC.

By:	/s/ Joseph L. Jackson
Joseph L. Jackson
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Joseph L. Jackson and Colm M. Callan, and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph L. Jackson Joseph L. Jackson	Chief Executive Officer and Director (Principal Executive Officer)	June 19, 2017

/s/ Colm. M. Callan Colm M. Callan	Chief Financial Officer (Principal Financial and Accounting Officer)	June 19, 2017

/s/ Thomas A. Bevilacqua Thomas A. Bevilacqua	Director	June 19, 2017

/s/ Bruce G. Bodaken Bruce G. Bodaken	Director	June 19, 2017

/s/ Mariann Byerwalter Mariann Byerwalter	Director	June 19, 2017

/s/ Jerome D. Gramaglia Jerome D. Gramaglia	Director	June 19, 2017

Signature	Title	Date

/s/ John W. Larson John W. Larson	Director	June 19, 2017

/s/ Robert L. Metzger Robert L. Metzger	Director	June 19, 2017

Index to the Exhibits

Exhibit Number		Incorporated by Reference
	Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement

4.1	Specimen common stock certificate of Registrant	S-1	333-173709	4.1	07/19/2011

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-4 of this Form S-3)

*	To be filed as an exhibit to a Current Report on Form 8-K or any other proper Form and incorporated by reference, if applicable.